Exhibit 99.1

FOR IMMEDIATE RELEASE, October 27, 2011

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                  (304) 530-0552
Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS CORRECTED BOOK VALUE PER SHARE AND TANGIBLE BOOK VALUE PER SHARE AT SEPTEMBER 30, 2011

MOOREFIELD, WV – October 27, 2011 (GLOBE NEWSWIRE) –Summit Financial Group, Inc. (Nasdaq SMMF) is reporting a correction to the book value per common share and the tangible book value per common share, originally reported on page 12 of the release titled “Summit Financial Group Reports Third Quarter 2011 Results” issued earlier today.  As of September 30, 2011, corrected book value per common share is $10.66 versus the $12.21 book value per common share reported earlier, and corrected tangible book value per share is $9.99 versus the $11.13 tangible book value per common share reported earlier.

About the Company

Summit Financial Group, Inc. is a $1.46 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.